Exhibit 99.1

NEWS RELEASE

Contact:

Richard J. Cantele, Jr., President and CEO

Salisbury Bank and Trust Company

5 Bissell Street

Lakeville, CT 06039

860.435.9801

rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANK APPOINTS Two New Directors to board

Lakeville, Connecticut, November 25, 2019 - Salisbury Bancorp, Inc. (“Salisbury”), (NASDAQ: “SAL”), the holding company for Salisbury Bank and Trust Company (the “Bank”), announced the appointment of Grace E. Schalkwyk and Neila B. Radin to the Board of Directors of the Company and the Bank effective November 22, 2019.

Ms. Schalkwyk is an advisor to fintech and other technology companies. Her prior experience includes positions with Standard & Poor’s (now S&P Global) leading a global information business; Artnet AG as Chief Financial Officer with oversight of all financial functions including public disclosure; Reuters (now Refinitiv) in corporate development to address the challenges in financial information and technology, particularly with disruptive internet-based newcomers; and Credit Suisse First Boston (now Credit Suisse) as an investment banker advising clients on financings, strategic transactions, enhancing valuation, and investor engagement.

Ms. Schalkwyk holds a Bachelor of Commerce (Finance) with Honors from University of British Columbia, with executive education in general management from Columbia Business School and INSEAD. She holds the Board Leadership Fellow designation from the National Association of Corporate Directors (NACD). Ms. Schalkwyk is active with NACD, Women Corporate Directors, cybersecurity events and fintech forums. She serves on the board of Lakeville, CT based Crescendo, Inc. Past board service has included Signal Analytics (investment research), Women in New Media, and Canadian Society of New York. Under federal securities laws, she is considered a financial expert.

Ms. Schalkwyk resides in Manhattan and Sharon, CT.

Ms. Radin is a recently retired Managing Director and Associate General Counsel of JPMorgan Chase & Co. (JPMC). Prior to her retirement, she served as advisor to the general counsel of JPMC on special projects. Prior to that, for more than twenty years, she was JPMC’s General Counsel of Corporate Law with legal responsibility for corporate law, corporate finance, mergers and acquisitions, private equity, strategic investments, corporate securities issuances and funding, investor relations, and disclosure issues affecting the Corporation. Ms. Radin has been previously associated with Simpson Thacher & Bartlett and Reboul, MacMurray, Hewitt, Maynard & Kristol (now combined with Ropes and Gray LLP).

Ms. Radin is a graduate of New York University, B.A. (magna cum laude) and the Harvard Law School, J.D. She previously served as Chair of the Securities Law Committee and President of the New York Chapter of the Society of Corporate Secretaries & Governance Professionals.

Ms. Radin resides in Manhattan and Millbrook, NY.

“Both Grace and Neila bring to our board extensive experience and skillsets necessary to effectively operate in today’s complex and fast paced banking environment. We expect that both Neila and Grace will be strong contributors to our board and we are extremely pleased that they have agreed to serve” said Rick Cantele, President and Chief Executive Officer.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut; Great Barrington, South Egremont and Sheffield, Massachusetts; and Dover Plains, Fishkill, Millerton, Newburgh, New Paltz, Poughkeepsie and Red Oaks Mill, New York. The Bank offers a broad spectrum of consumer and business banking products and services as well as trust and wealth advisory services.

This news release may contain statements relating to Salisbury’s and the Bank’s future results that are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in laws and regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios, technological changes and cybersecurity matters, and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, which are available at the Securities and Exchange Commission's website (www.sec.gov) and to which reference is hereby made. Forward-looking statements made by Salisbury in this news release speak only as of the date they are made. Events or other facts that could cause Salisbury’s actual results to differ may arise from time to time and Salisbury cannot predict all such events and factors. Salisbury undertakes no obligation to publicly update any forward-looking statement unless as may be required by law.